UNICOBE CORP.

LETTER OF CONFIRMATION

Exibit 10.18

I hereby confirm that as of the day of this filing Anatoliy Kanev, the President of UNICOBE CORP. (lender), loaned a total of $23,967 US DOLLARS to UNICOBE CORP. (borrower) under the following agreements:

1)  Verbal Agreement, Exhibit 10.7, dated April 1, 2015, whereas the President has agreed to loan to the Company up to $10,177 US DOLLARS.

2)  Interest-free Loan Agreement, Exhibit 10.1, dated May 21, 2014, whereas Mr. Kanev has agreed to loan to the Company up to $40,000 US DOLLARS.

The borrowed amount has been accounted as follows:

1)  The loan of $10,177 US DOLLARS taken under the verbal agreement, Exhibit 10.7, whereas the President completely fulfilled his obligations under the agreement. The Loan is interest-free, does not have repayment date and does not bear any interests.

2)  The loan of $13,790 US DOLLARS taken under the Interest-free Loan Agreement, Exhibit 10.1. There is a remainder of $26,210 US DOLLARS outstanding and available for borrowing by the Company from Mr. Kanev under this agreement. The repayment of the loan to Mr. Kanev by the Company will start when the Company earns sufficient revenues to cover all liabilities and expenses.

Currently, the total funding remaining available to the Company is $56,210 US DOLLARS according to the Interest-free Loan Agreement (up to $26,210 US DOLLARS) and the Amendment to Loan Agreement dated August 22, 2017 (up to $30,000 US DOLLARS) filed as Exhibit 10.17.

Date:      April 20, 2018

Anatoliy Kanev: /s/ Anatoliy Kanev

The President of UNICOBE CORP.